Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

Xilinx announces Q1 FISCAL 2015 results; EPS $0.62

SAN JOSE, CA, July 22, 2014-- Xilinx, Inc. (Nasdaq: XLNX) today announced first quarter fiscal 2015 sales of $613 million, down 1% from the prior quarter and up 6% from the same quarter of the prior fiscal year. First quarter fiscal 2015 net income was $174 million or $0.62 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.29 per outstanding share of common stock, payable on August 27, 2014 to all stockholders of record at the close of business on August 6, 2014.
Additional first quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q1 FY 2015	Q4 FY 2014	Q1 FY 2014	Q-T-Q	Y-T-Y
Net revenues	$612.6	$617.8	$579.0	-1%	6%
Operating income	$206.5	$189.5	$192.9	9%	7%
Net income	$173.6	$156.0	$157.0	11%	11%
Diluted earnings per share	$0.62	$0.53	$0.56	17%	11%

“June quarter revenues were impacted by weaker than anticipated sales from our defense and wireless businesses,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “However, I am pleased by our continued focus on supply chain efficiencies and cost reduction efforts, which resulted in gross and operating margins of 69.1% and 33.7%, respectively. Looking ahead to the second half of our fiscal year, I believe Xilinx is positioned to benefit from a recovery in wireless and defense programs as well as improved business conditions in wired communications and industrial applications.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q1 FY 2015	Q4 FY 2014	Q1 FY 2014	Q-T-Q	Y-T-Y
North America	26%	27%	31%	-4%	-12%
Asia Pacific	43%	43%	36%	-2%	26%
Europe	21%	21%	24%	1%	-7%
Japan	10%	9%	9%	9%	21%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q1 FY 2015	Q4 FY 2014	Q1 FY 2014	Q-T-Q	Y-T-Y
Communications & Data Center	50%	49%	44%	1%	20%
Industrial, Aerospace & Defense	31%	34%	37%	-9%	-11%
Broadcast, Consumer & Automotive	16%	15%	16%	5%	3%
Other	3%	2%	3%	39%	11%

Net Revenues by Product:

	Percentages			Growth Rates
	Q1 FY 2015	Q4 FY 2014	Q41 FY 2014	Q-T-Q	Y-T-Y
New	45%	42%	30%	6%	58%
Mainstream	34%	34%	36%	0%	-2%
Base	18%	21%	30%	-14%	-36%
Support	3%	3%	4%	-9%	-9%

Products are classified as follows:

New products: Virtex® Ultrascale™, Kintex™ Ultrascale, Kintex‐7, Artix™-7, Zynq™-7000, Virtex‐6, Spartan™‐6 products
Mainstream products: Virtex‐5, Spartan‐3 and CoolRunner™‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Virtex, Spartan-II, Spartan, CoolRunner and XC9500 products
Support products: Configuration solutions, HardWire, Software & Support/Services

Key Statistics:
(Dollars in millions)

	Q1 FY 2015	Q4 FY 2014	Q1 FY 2014
Annual Return on Equity (%)*	25	22	21

Operating Cash Flow	$130	$189	$144

Depreciation Expense	$13	$14	$14

Capital Expenditures	$9	$14	$11

Combined Inventory Days	135	115	105

Revenue Turns (%)	47	54	56

*Return on equity calculation: Annualized net income/average stockholders’ equity

Highlights - June Quarter Fiscal 2015

•
Xilinx announced the first customer shipment of the Virtex® UltraScale™ All Programmable FPGA, and the expansion of the industry's only 20nm high-end family. Virtex UltraScale devices provide unprecedented levels of performance, system integration, and bandwidth for a wide range of applications, such as wired communication, test and measurement, aerospace and defense, and data center.

•
For the quarter, Xilinx reported a gross margin of 69.1%, up from 67.6% in the prior quarter and better than anticipated. The improvement in gross margin underscores the Company’s continued commitment to driving cost reduction and efficiencies across the supply chain.

•
Xilinx continued to demonstrate a strong commitment to returning value to stockholders. During the June quarter, the Company repurchased 2.1 million shares of stock for $100 million and paid a record $77 million in quarterly dividends.

Business Outlook - September Quarter Fiscal 2015
•Sales are expected to be flat to down 4% sequentially.

•	Gross margin is expected to be approximately 70%.

•	Operating expenses are expected to be approximately $236 million including $2.5 million of amortization of acquisition-related intangibles.
•Other income and expenses are expected to be a net expense of approximately $7 million.
•Fully diluted share count is expected to be approximately 282 million.

•	June quarter tax rate is expected to be approximately 13%.

Conference Call

A conference call will be held today at 2:00 p.m. Pacific Time to discuss the June quarter financial results and management's outlook for the September quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 59028978. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the September quarter of fiscal 2015. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information visit www.xilinx.com.

#1438F
Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended
	June 28, 2014	March 29, 2014	June 29, 2013
Net revenues	$612,633	$617,823	$578,955
Cost of revenues	189,189	199,945	179,700
Gross margin	423,444	417,878	399,255
Operating expenses:
Research and development	122,013	127,812	111,541
Selling, general and administrative	92,513	98,087	92,387
Amortization of acquisition-related intangibles	2,418	2,462	2,418
Total operating expenses	216,944	228,361	206,346

Operating income	206,500	189,517	192,909
Loss on extinguishment of convertible debentures	—	9,848	—
Interest and other expense, net	6,222	3,819	9,930
Income before income taxes	200,278	175,850	182,979
Provision for income taxes	26,667	19,823	25,956
Net income	$173,611	$156,027	$157,023
Net income per common share:
Basic	$0.65	$0.58	$0.59
Diluted	$0.62	$0.53	$0.56
Cash dividends per common share	$0.29	$0.25	$0.25
Shares used in per share calculations:
Basic	267,648	268,134	264,153
Diluted	281,579	294,536	280,291

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 28, 2014	March 29, 2014 *
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,485,206	$2,457,321
Accounts receivable, net	281,335	267,833
Inventories	256,791	233,999
Deferred tax assets and other current assets	145,367	107,994
Total current assets	3,168,699	3,067,147
Net property, plant and equipment	350,736	355,089
Long-term investments	1,109,645	1,190,775
Other assets	425,139	424,338
Total Assets	$5,054,219	$5,037,349

LIABILITIES , TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$296,825	$369,260
Deferred income on shipments to distributors	69,258	55,099
Current portion of long-term debt	567,765	565,001
Total current liabilities	933,848	989,360
Long-term debt	994,110	993,870
Deferred tax liabilities	283,492	253,433
Other long-term liabilities	13,169	13,005
Temporary equity	32,236	34,999
Stockholders' equity	2,797,364	2,752,682
Total Liabilities, Temporary Equity and Stockholders' Equity	$5,054,219	$5,037,349

* Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended
	June 28, 2014	March 29, 2014	June 29, 2013
SELECTED CASH FLOW INFORMATION:
Depreciation	$13,468	$13,860	$14,033
Amortization	5,205	4,980	4,885
Stock-based compensation	22,106	25,961	20,954
Net cash provided by operating activities	130,119	189,375	144,209
Purchases of property, plant and equipment	9,116	14,148	11,301
Payment of dividends to stockholders	77,421	67,042	66,007
Repurchases of common stock	101,016	73,955	—
Proceeds from issuance of common stock
to employees and excess tax benefit	16,855	111,301	33,957

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,992	$1,974	$1,804
Research and development	10,505	12,723	10,219
Selling, general and administrative	9,609	11,264	8,931